UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2020

CONVERSION LABS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-55857	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, Suite 2800

New York, NY 10022

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 19, 2020, Conversion Labs, Inc., a Delaware corporation (the “Company”), consummated the second and final closing (“Final Closing”) of a private placement offering (the “Offering”), whereby pursuant to the securities purchase agreement (the “Purchase Agreement”) entered into by the Company and an accredited investor on November 19, 2020 (the “Investor”) the Company sold to the Investor 323,892 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for a purchase price of $1,538,487.00 (the “Purchase Price”). The Purchase Price was funded on November 19, 2020 (the “Closing Date”) and resulted in net proceeds to the Company of approximately $1.43 million. The aggregate gross proceeds to the Company from the Offering is $16,000,000.

Pursuant to the Purchase Agreement , the Company agreed, for a period of 90 days from the closing date, not to issue or enter into any agreement to issue any shares of common stock or common stock equivalents with the exception of certain exempt issuances as provided therein.

BTIG, LLC (the “Placement Agent”) acted as exclusive placement agent for the Offering and received cash compensation equal to 6% of the Purchase Price. In connection with the Final Closing the Placement Agent received warrants to purchase 9,717 shares of the Company’s common stock, at an initial exercise price of $4.75 per share, subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction (the “PA Warrants”). The PA Warrants expire on November 19, 2025 and may be exercised on a “cashless” basis.

Registration Rights Agreement

On November 19, 2020, in connection with the Purchase Agreement, the Company entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”). The Registration Rights Agreement requires the Company to use its reasonable best efforts to register the resale of the Shares by the Investor and the shares of Common Stock underlying the PA Warrants by the Placement Agent in a registration statement on Form S-1 to be filed with the Securities and Exchange Commission (‘SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), within 15 business days from the Closing Date, and to use its reasonable best efforts to have such registration statement declared effective by the SEC as soon as practicable, but not later than 60 days from the Closing Date (or 120 days from the Closing Date in the event that such registration statement is subject to a full review by the SEC).

The foregoing provides only brief descriptions of the material terms of the Purchase Agreement, the Registration Rights Agreement, and the PA Warrants and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the forms of the Purchase Agreement, the Registration Rights Agreement, the, and the PA Warrants filed as exhibits to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The Shares referred to in this Current Report on Form 8-K are being issued and sold by the Company to the Investor, and the PA Warrants and underlying shares of Common Stock are being issued by the Company to the Placement Agent, in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Each of the Investor and the Placement Agent has represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of PA Warrant (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on November 4, 2020)
10.1	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on November 4, 2020)
10.2	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on November 4, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERSION LABS INC..

Date: November 20, 2020	By:	/s/ Justin Schreiber
	Name:	Justin Schreiber
	Title:	Chief Executive Officer